Exhibit 1.1

Execution Version

APA CORPORATION

$350,000,000 6.10% Notes due 2035

$500,000,000 6.75% Notes due 2055

PURCHASE AGREEMENT

APA CORPORATION

$350,000,000 6.10% Notes due 2035

$500,000,000 6.75% Notes due 2055

PURCHASE AGREEMENT

January 7, 2025

J.P. Morgan Securities LLC

as Representative of the several

Initial Purchasers named in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

APA Corporation, a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC and each of the other initial purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom J.P. Morgan Securities LLC is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the initial purchasers, acting severally and not jointly, of $350,000,000 aggregate principal amount of the Company’s 6.10% Notes due 2035 (the “2035 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.75% Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Securities”) as set forth in Schedule A hereto.

The Securities will be issued pursuant to an indenture (the “Indenture”), dated as of December 11, 2024, between the Company and Regions Bank, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by Apache Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Guarantor”), pursuant to the terms of the guarantee until terminated in accordance with the terms thereof (the “Guarantee”). Certain terms of the Securities will be established pursuant to an Officers’ Certificate (the “Indenture Officers’ Certificate”) pursuant to the Indenture. Unless otherwise instructed by the Representative, the Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”), pursuant to a letter of representations, to be dated on or before the Closing Time (as defined below) among the Company, the Trustee and the DTC.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon an exemption therefrom. The Company and the Guarantor have prepared a preliminary offering memorandum dated January 7, 2025 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the General Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Time and substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantor will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the 1933 Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement and the related Guarantee, if the Guarantee is then in effect.

As used in this Agreement:

“Applicable Time” means 3:00 P.M., New York City time, on January 7, 2025 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Schedule B hereto, all considered together.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as of the Applicable Time; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, at or after the Applicable Time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Initial Purchaser as of the date hereof, the Applicable Time and the Closing Time, and agree with each Initial Purchaser, as follows:

(i) Accurate Disclosure. The Preliminary Offering Memorandum, as of its date, the General Disclosure Package, at the Applicable Time and at the Closing Time, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Initial Purchaser through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the seventh paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (collectively, the “Initial Purchaser Information”).

(ii) Additional Written Communications. The Company and the Guarantor (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Schedule B hereto, including a pricing term sheet substantially in the form as attached hereto as Schedule C, which constitute part of the General Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 3(j) hereof. Each such Issuer Written Communication when taken together with the General Disclosure Package at the Applicable Time, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence shall not apply to any statements or omissions made in reliance upon and in conformity with the Initial Purchaser Information.

(iii) Independent Accountants. (i) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, are independent public accountants with respect to the Company as required by the 1933 Act, the 1934 Act, and the Public Company Accounting Oversight Board, (ii) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, are independent public accountants with respect to the Guarantor as required by the 1933 Act, the 1934 Act, and the Public Company Accounting Oversight Board, and (iii) to the knowledge of the Company, Grant Thornton LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, are independent public accountants with respect to Callon Petroleum Company, a Delaware corporation (“Callon”) and its subsidiaries as required by the 1933 Act, the 1934 Act, and the Public Company Accounting Oversight Board.

(iv) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules and notes, present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, stockholders’ equity, and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as stated therein. To the knowledge of the Company, the financial statements and the related notes thereto of Callon and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of the 1934 Act and present fairly the financial position of Callon and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby. Any other financial information of the Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in the General Disclosure Package and the Offering Memorandum have been prepared in accordance with the applicable requirements of the 1934 Act and the assumptions underlying such pro forma financial information set forth therein are reasonable. The selected financial data and the summary financial information, if any, included in the General Disclosure Package and the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of, or as disclosed in, the audited financial statements included therein. All disclosures contained in the General Disclosure Package or the Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum, (A) there has been no material adverse change in the business, properties, financial condition, or results of operations of the Company and its Subsidiaries (as defined herein) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease, and operate its properties and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Subsidiaries of the Company are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed, and delivered by the Company and the Guarantor.

(ix) Authorization of Indenture and Indenture Officers’ Certificate. (i) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and (ii) the Indenture Officers’ Certificate that establishes certain terms of the Securities has been duly authorized, executed, and delivered by the Company.

(x) Authorization and Description of Securities and the Guarantee. (i) The Securities to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture and have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture; and (ii) the Guarantee has been duly authorized by the Guarantor and, at the Closing Time, will have been duly executed by the Guarantor and, when authenticated in the manner provided for therein and delivered against payment of the purchase price therefor, will constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Securities, the Guarantee and the Indenture conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same. The persons in whose names the Securities are registered will be entitled to the rights specified therein and in the Indenture. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xi) The Exchange Securities. At the Closing Time, the Exchange Securities (including the related Guarantee) will have been duly authorized by the Company and the Guarantor and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and the Guarantor, as guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture and the Guarantee.

(xii) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and at the Closing Time will be duly executed and delivered by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and policy.

(xiii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws, or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ, or decree of any arbitrator, court, governmental body, regulatory body, administrative agency, or other authority, body, or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets, or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Offering Memorandum (including the issuance and sale of the Securities, the issuance of the Guarantee, the issuance of the Exchange Notes and the related Guarantee, and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and the Indenture and compliance by each of the Company and the Guarantor with its obligations hereunder and under the Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges, or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws, or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ, or decree of any Governmental Entity, except in the case of clause (ii) herein, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantor, is imminent that would result in a Material Adverse Effect.

(xv) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Offering Memorandum, there is no action, suit, proceeding, inquiry, or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company and the Guarantor, threatened, against or affecting the Company or any of its subsidiaries, where (A) there is a reasonable possibility that such action, suit, proceeding, inquiry, or investigation might be determined adversely to the Company or such subsidiary and (B) any such action, suit, proceeding, inquiry, or investigation, if so determined adversely, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by each of the Company and the Guarantor of its obligations hereunder.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification, or decree of, any Governmental Entity is necessary or required for the performance by each of the Company and the Guarantor of its obligations hereunder, in connection with the offering, issuance, or sale of the Securities hereunder, the issuance of the Guarantee, the issuance of the Exchange Notes and the related Guarantee, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required (i) under the 1933 Act, the rules of the NASDAQ Stock Market LLC, or state securities laws and (ii) with respect to the Exchange Securities (including the related Guarantee) under the 1933 Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Property. The Company and its subsidiaries have (i) generally satisfactory title to their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industries in the areas in which the Company operates, and (ii) valid, legal, and defensible title to all other real property and to all personal property owned by them to the extent necessary to carry on their business, in each case free from liens, encumbrances, and defects that would materially and adversely affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks, and trade names (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as described in the General Disclosure Package and the Offering Memorandum or where the failure to own or possess the same would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Environmental Laws. Except as described in the General Disclosure Package and the Offering Memorandum or those that would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations, and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit, or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or the violation of any Environmental Laws.

(xxi) Accounting Controls and Disclosure Controls. The Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the

Company’s internal control over financial reporting, other than system upgrades. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxii) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxiii) Payment of Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required by law to be filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the financial statements included in the General Disclosure Package and the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined except to the extent it would not have a Material Adverse Effect.

(xxiv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with, to the knowledge of the Company and the Guarantor, financially sound and reputable insurers, in such amounts and covering such risks as is, in the opinion of the Company, appropriate for the size and business of the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxv) Cybersecurity. (i)(x) Except as disclosed in the General Disclosure Package, and the Offering Memorandum, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data, if such data was maintained by or on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of, any noncompliance with applicable laws or statutes, judgments, orders, rules or regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, except as would not, in the case of clause (i) or (ii) hereof, individually or in the aggregate, have a Material Adverse Effect.

(xxvi) Investment Company Act. Neither the Company nor the Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Offering Memorandum neither will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvii) Absence of Manipulation. Neither the Company, the Guarantor nor, to the knowledge of the Company or the Guarantor, any affiliate of the Company or the Guarantor has taken, nor will the Company, the Guarantor, or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which has constitutes, the stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(xxviii) Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. The Company and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions in all material respects. None of (i) the Company or any Subsidiary, (ii) any director or officer of the Company or any Subsidiary, or (iii) to the knowledge of the Company, any employee or agent of the Company or any Subsidiary (in each case, acting in their capacity as such), is a Sanctioned Person. The Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state or (ii) in any other manner that would result in a violation of Sanctions or applicable Anti-Corruption Laws by any Person (including any Person participating in the offering of the Securities hereunder, whether as initial purchaser, advisor, investor, or otherwise). As used in this Section 1(a)(xxviii) only, the following terms have the indicated meaning:

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning bribery, corruption or money laundering, including, without limitation, the Bribery Act 2010 of the United Kingdom.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, joint venture, partnership, association, trust, company, firm, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria).

“Sanctioned Person” means, at any time, (a) any Person or vessel with whom the Company cannot do business due to the person or vessel being listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person with whom the Company cannot do business due to the Person operating, organized or resident in a Sanctioned Country or (c) any Person that the Company knows is owned 50 percent or more by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“subsidiary” means, with respect to any Person, at a given time, any corporation, partnership, limited liability company or other similar entity of which more than 50% of the outstanding capital stock (or other equity) having ordinary voting power to elect a majority of the board of directors, managers or similar governing body or management of such corporation, partnership, limited liability company or entity (irrespective of whether or not at the time capital stock (or other equity) or any other class or classes of equity of such corporation, partnership, limited liability company or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

“Subsidiary” means any subsidiary of the Company; provided, however, that in all events the following Persons shall not be deemed to be Subsidiaries of the Company or any of its Subsidiaries: Apache Offshore Investment Partnership, a Delaware general partnership, and Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership.

(xxix) Oil and Gas Reserve Estimates. The information underlying the estimates of the Company’s oil and gas reserves as described in the General Disclosure Package and the Offering Memorandum is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company’s reserves in the ordinary course of business and intervening product price fluctuations described in the General Disclosure Package and the Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in such reserves or the present value of future net cash flows therefrom as described in the General Disclosure Package and the Offering Memorandum. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Items 1201-1208 of Regulation S-K under the 1933 Act.

(xxx) Independent Petroleum Engineers. (i) Ryder Scott Company, L.P., the petroleum engineers who have reviewed certain reserve data included in the General Disclosure Package and the Offering Memorandum, are independent engineers with respect to the Company and its subsidiaries, (ii) Ryder Scott Company, L.P., the petroleum engineers who have reviewed certain reserve data included in the General Disclosure Package and the Offering Memorandum, are independent engineers with respect to the Guarantor and its subsidiaries, and (iii) DeGolyer and MacNaughton, Inc., the petroleum engineers who have reviewed certain reserve data included in the General Disclosure Package and the Offering Memorandum, are independent engineers with respect to Callon and its subsidiaries.

(xxxi) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxii) Rule 144A Eligibility. At the Closing Time, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, as amended or supplemented at such date, will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the 1933 Act.

(xxxiii) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(xxxiv) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) (i) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act or (ii) has engaged in any directed selling efforts within the meaning of Regulation S under the 1933 Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(xxxv) Securities Laws Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 5 hereof (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the General Disclosure Package, and the Offering Memorandum, or to register the Securities under the 1933 Act.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 98.664% of the principal amount thereof in the case of the 2035 Notes and 98.780% of the principal amount thereof in the case of the 2055 Notes at the Closing Time, plus any additional aggregate principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Delivery of and Payment for the Securities. Payment of the purchase price for, and delivery of notes representing, the Securities and the Guarantee shall be made at the offices of Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston, Texas, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on January 10, 2025 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). The notes representing the Securities will be made available for examination by the Representative at the above-mentioned offices of Simpson Thacher & Bartlett LLP, or at such other place as shall be agreed upon by the Representative and the Company, no later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. J.P. Morgan Securities LLC, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The Company shall deliver the Securities through the facilities of the DTC unless the Representative shall otherwise instruct.

(c) Certain Agreements by the Initial Purchasers. The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the General Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(i) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the 1933 Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(ii) in accordance with the restrictions set forth in Annex A hereto.

SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor, as applicable, covenant with each Initial Purchaser as follows:

(a) Delivery of Copies. The Company will furnish the Initial Purchasers, at its expense, with as many copies as the Initial Purchasers may reasonably request of the Preliminary Offering Memorandum, any other item included in the General Disclosure Package, any Issuer Written Communication, and the Offering Memorandum from the date hereof to and including the Closing Time.

(b) Offering Memorandum, Amendments, or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the General Disclosure Package or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Notice to Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the General Disclosure Package, any Issuer Written Communication, or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the General Disclosure Package, any Issuer Written Communication, or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such General Disclosure Package, Issuer Written Communication, or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the General Disclosure Package, any Issuer Written Communication, or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d) General Disclosure Package. If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the General Disclosure Package will comply with law.

(e) Ongoing Compliance. If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the DTC.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Offering Memorandum under “Use of Proceeds.”

(i) Restriction on Sale of Additional Securities. During the period commencing on the date hereof and ending at the Closing Time, the Company and the Guarantor will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any debt securities of the Company or the Guarantor similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

(j) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantor will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(k) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act.

(l) No Resales by the Company. The Company will not, and will not permit any of its affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

(m) No Integration. Neither the Company nor any of its affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the 1933 Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) engage in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. None of the Company, the Guarantor, or any of their respective directors, officers, employees or agents will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantor jointly and severally will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing, and delivery to the Initial Purchasers of copies of the Indenture, notes representing the Securities, the Guarantee, the Preliminary Offering Memorandum, each Issuer Written Communication, and the Offering Memorandum and any amendments or supplements thereto, (ii) the preparation, issuance, and delivery of the Securities to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants, independent petroleum engineers, and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees, (v) the fees and expenses of the Trustee for the Securities, including the fees and disbursements of counsel for the Trustee in connection with the Securities, (vi) the fees and expenses of obtaining a CUSIP or other identification number for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees, and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, if any, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation contained in the first sentence of Section 1(a)(i); provided that, except as provided in this Section 4, the Initial Purchasers shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell, and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, Section 10 (other than Section 10(a)(ii), (iv), (v) or (vi)), Section 11 or Section 12 hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers; provided that if this Agreement is terminated pursuant to Section 11 hereof, such reimbursement of out-of-pocket expenses shall only be made by the Company to the non-defaulting Initial Purchasers.

SECTION 5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (b) “issuer information” that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Schedule B or prepared pursuant to Section 3(j) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the General Disclosure Package or the Offering Memorandum

SECTION 6. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein or in certificates of any officer of the Company or the Guarantor or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company and the Guarantor. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Bracewell LLP, counsel for the Company and the Guarantor, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b) Opinion of Counsel for Initial Purchasers. At Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to such matters as the Representative may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware, and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum, any Material Adverse Effect, and the Representative shall have received a certificate of the chief executive officer, the chief financial officer, or the treasurer of the Company and the Guarantor, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) there has been no decrease in, or withdrawal of, the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined under Rule 15c3-1 under the 1934 Act) nor has any notice been given of any intended or potential decrease in or withdrawal of any such rating.

(d) Indenture Officers’ Certificate. The Indenture Officers’ Certificate establishing certain terms of the Securities shall have been duly authorized, executed, and delivered.

(e) Accountant’s Comfort Letters. At the time of the execution of this Agreement, (i) the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the General Disclosure Package and the Offering Memorandum, (ii) the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Guarantor, a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the General Disclosure Package and the Offering Memorandum, and (iii) the Representative shall have received from Grant Thornton LLP, independent registered public accountants for Callon, a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Callon contained in the General Disclosure Package and the Offering Memorandum.

(f) Bring-down Comfort Letters. At the Closing Time, (i) the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time, (ii) the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Guarantor, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(ii) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time, and (iii) the Representative shall have received from Grant Thornton LLP, independent registered public accountants for Callon, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(iii) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Engineers’ Letters. At the time of execution of this Agreement, (i) the Representative shall have received a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, from Ryder Scott Company, L.P., petroleum engineers for the Company, with respect to such matters as the Representative may require, (ii) the Representative shall have received a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, from Ryder Scott Company, L.P., petroleum engineers for the Guarantor, with respect to such matters as the Representative may require, and (iii) the Representative shall have received a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, from DeGolyer & MacNaughton, Inc., petroleum engineers for Callon, with respect to such matters as the Representative may require.

(h) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in, or withdrawal of, the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined under Rule 15c3-1 under the 1934 Act) or any notice given of any intended or potential decrease in, or withdrawal of, any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and the Guarantor.

(k) Guarantee. The Guarantee shall have been duly authorized, executed and delivered.

(l) Additional Documents. At the Closing Time counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package, any Issuer Written Communication, or the Offering Memorandum (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the General Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information.

(b) Indemnification of Company, Guarantor, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantor, their respective directors and officers, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the General Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discount received by the Initial Purchasers, on the other hand, in each case as set forth herein, bear to the aggregate offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the commissions received by such Initial Purchaser in connection with the Securities purchased by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchasers’ Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Company or the Guarantor, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Guarantor, as applicable. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Guarantor or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, the Company’s or the Guarantor’s officers or directors or any person controlling the Company or the Guarantor and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Offering Memorandum, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Guarantor has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Texas authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Default by the Company. If the Company shall fail at the Closing Time to sell the aggregate principal amount of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Initial Purchaser; provided, however, that the provisions of Sections 1, 4, 7, 8, 9, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Fax: 212-270-1063, Attention: Ben Middleberg. Notices to the Company and the Guarantor shall be directed to them at APA Corporation, 2000 W. Sam Houston Parkway S., Suite 200, Houston, TX 77042, Facsimile: (713) 296-6675, Attention: Senior Vice President, Finance and Treasurer, with a copy to: Bracewell LLP, 711 Louisiana Street, Suite 2300, Houston, TX 77002, Facsimile: (800) 404-3970, Attention: Troy Harder.

SECTION 14. No Advisory or Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantor, any of its subsidiaries, or its respective stockholders, creditors, employees, or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company or the Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory, or tax advice with respect to the offering of the Securities and the Company and the Guarantor have consulted their own respective legal, accounting, regulatory, and tax advisors to the extent they deemed appropriate.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, or corporation, other than the Initial Purchasers, the Company, and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17. Patriot Act. The Company and the Guarantor acknowledge and agree that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify, and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 18. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Guarantor and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 20. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile or PDF copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 25. Serial Comma Interpretation. The serial comma is sometimes included and sometimes omitted. Its inclusion or omission shall not affect the interpretation of any phrase.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

Very truly yours,

APA CORPORATION

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Senior Vice President, Finance and Treasurer

APACHE CORPORATION

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Senior Vice President, Finance and Treasurer

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC For itself and on behalf of the several Initial Purchasers listed in Schedule A hereto

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

[Signature Page to Purchase Agreement]

SCHEDULE A

The purchase price to be paid by the several Initial Purchasers shall be 98.664% of the principal amount of the 2035 Notes and 98.780% of the principal amount of the 2055 Notes.

Name of Initial Purchaser	Aggregate Principal Amount of the 2035 Notes to be Purchased	Aggregate Principal Amount of the 2055 Notes to be Purchased
J.P. Morgan Securities LLC	$47,250,000	$67,500,000
MUFG Securities Americas Inc.	$43,750,000	$62,500,000
Scotia Capital (USA) Inc.	$43,750,000	$62,500,000
TD Securities (USA) LLC	$43,750,000	$62,500,000
BofA Securities, Inc.	$14,700,000	$21,000,000
Citigroup Global Markets Inc.	$14,700,000	$21,000,000
Goldman Sachs & Co. LLC	$14,700,000	$21,000,000
HSBC Securities (USA) Inc.	$14,700,000	$21,000,000
Mizuho Securities USA LLC	$14,700,000	$21,000,000
Morgan Stanley & Co. LLC	$14,700,000	$21,000,000
PNC Capital Markets LLC	$14,700,000	$21,000,000
RBC Capital Markets, LLC	$14,700,000	$21,000,000
Truist Securities, Inc.	$14,700,000	$21,000,000
Wells Fargo Securities, LLC	$14,700,000	$21,000,000
Barclays Capital Inc.	$7,000,000	$10,000,000
Capital One Securities, Inc.	$7,000,000	$10,000,000
Regions Securities LLC	$4,375,000	$6,250,000
Zions Direct, Inc.	$4,375,000	$6,250,000
Academy Securities, Inc.	$1,750,000	$2,500,000
Total	$350,000,000	$500,000,000

Sch A - 1

SCHEDULE B

1. Pricing Term Sheet dated January 7, 2025, substantially in the form of Schedule C.

Sch B - 1

SCHEDULE C

PRICING TERM SHEET

Sch C - 1

ANNEX A

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the 1933 Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the 1933 Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the 1933 Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the 1933 Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the General Disclosure Package, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex A - 1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated January [10], 2025 (this “Agreement”) is entered into by and among APA Corporation, a Delaware corporation (the “Company”), Apache Corporation, a Delaware corporation (the “Guarantor”) and J.P. Morgan Securities LLC (“J.P. Morgan Securities”) as representative of the several initial purchasers listed in Schedule A to the Purchase Agreement (as defined below) (each an “Initial Purchaser” and collectively, the “Initial Purchasers”).

The Company, the Guarantor and the Initial Purchasers are parties to the Purchase Agreement dated January 7, 2025 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company’s 6.10% Senior Notes due 2035 (the “2035 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “New Notes”) which will be guaranteed on an unsecured senior basis by the Guarantor. The New Notes will be issued upon the terms set forth in the Offering Memorandum (as defined below). The Company and the Guarantor have agreed to provide the Holders (as defined below) of the New Notes the registration rights set forth in this Agreement. The New Notes will be issued pursuant to the Indenture (as defined below) dated as of December 11, 2024 between the Company and the Trustee (as defined below). As an inducement to the Initial Purchasers, the Company and the Guarantor agree with the Initial Purchasers, for the benefit of the Holders (as defined below) as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“2035 Notes” shall have the meaning set forth in the Preamble.

“2055 Notes” shall have the meaning set forth in the Preamble.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

“Company” shall have the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Notes” shall mean senior notes of a series issued by the Company and, if applicable, guaranteed by the Guarantor under the Indenture and containing terms substantially identical in all material respects to the applicable series of New Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer for such series.

“Exchange Offer” shall mean the exchange offer by the Company and, if applicable, the Guarantor of Exchange Notes of each series for Registrable Securities of such series pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form as selected by the Company) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used by the Company in connection with the sale of the New Notes or the Exchange Notes.

“Guarantee” shall mean, as applicable, the guarantee of the New Notes entered into as of the date hereof by the Guarantor and the guarantee of the Exchange Notes to be entered into by the Guarantor (if applicable).

“Guarantor” shall mean the Guarantor and any successor to the Guarantor that guarantees the New Notes.

“Holders” shall mean holders of Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(a) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean either (i) the Indenture dated as of December 11, 2024 between the Company and Regions Bank, as trustee, or (ii) an indenture having terms substantially similar to the indenture described in clause (i) to be entered into between the Company and an institution that is qualified under the Trust Indenture Act to serve as trustee under such indenture, in each case as the same may be amended and further supplemented from time to time in accordance with the terms thereof with applicability to the New Notes and the Exchange Notes.

“Initial Purchaser” shall have the meaning set forth in the Preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

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“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“New Notes” shall have the meaning set forth in the Preamble.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Offering Memorandum” shall mean the confidential Offering Memorandum, dated as of January 7, 2025, distributed in connection with the sale of the New Notes.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the Preamble.

“Registrable Securities” shall mean the New Notes; provided that the New Notes shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such New Notes has become effective under the Securities Act and such New Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such New Notes cease to be outstanding and (iii) when such New Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company shall have removed or caused to be removed any restrictive legend on the New Notes.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer of the Exchange Notes for all New Notes validly tendered in accordance with the terms of the Exchange Offer is not completed on or prior to the Target Registration Date or, if a shelf registration statement is required, such shelf registration statement is not declared effective

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on or prior to the 60th day after the later of (a) the Target Registration Date and (b) the date on which the Company receives a duly executed Shelf Request or (ii) if applicable, a shelf registration statement covering resales of the New Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Registrable Securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period pursuant to Section 2(b) hereof or (b) at any time in any 12-month period during the required effectiveness period pursuant to Section 2(b) hereof and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of (x) one counsel for any Underwriters or (y) one counsel for any Holders, in connection with blue sky qualification of any Exchange Notes or Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company (including with respect to maintaining ratings of the New Notes), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable and documented fees and disbursements of the Trustee and its one counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantor, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

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“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and, if applicable, the Guarantor that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.

“Target Registration Date” shall mean [•], 20261.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the New Notes under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or regulation, the SEC or applicable interpretations of the Staff, the Company and the Guarantor shall use its commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all outstanding Registrable Securities for Exchange Notes and (y) cause such Registration Statement to become effective by the Target Registration Date and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Company and the Guarantor shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

[1]	To be 360 days after the issue date of the New Notes.

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After the Exchange Offer Registration Statement has become effective, the Company and the Guarantor shall commence the Exchange Offer by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus, appropriate letters of transmittal (if necessary) and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities of such series validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such Prospectus is mailed and/or electronically delivered) (each, an “Exchange Date”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have any Registrable Security of a series exchanged pursuant to the Exchange Offer for such series will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal (if necessary), to the institution and at the address and in the manner specified in the Prospectus, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v) that any Holder of Registrable Securities of a series will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer for such series, by (A) sending to the institution and at the address specified in the Prospectus, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company and the Guarantor that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.

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As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company and the Guarantor shall:

(i) accept for exchange Registrable Securities of such series or portionsthereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of such series or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Notes of such series equal in principal amount to the principal amount of the Registrable Securities of such series tendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company and the Guarantor shall use their commercially reasonable efforts to complete each Exchange Offer as provided above and shall use commercially reasonable efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with each Exchange Offer. No Exchange Offer shall be subject to any conditions, other than that the Exchange Offer does not violate any applicable law, rule, regulation or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.

Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on each applicable Registrable Security surrendered in the Exchange Offer, or if no interest has been paid on the applicable Registrable Security surrendered in the Exchange Offer, from the issue date of the applicable Registrable Security.

(b) If (i) for any reason the Exchange Offer is not completed on or prior to the Target Registration Date or (ii) following the Target Registration Date the Company receives a written request (a “Shelf Request”) from (x) any Initial Purchaser representing that it holds Registrable Securities of the applicable series that are or were ineligible to be exchanged in any such Exchange Offer, or (y) (1) any Holder of Registrable Securities that confirms that any applicable law or interpretations do not permit such Holder of Registrable Securities to participate in the Exchange Offer, or (2) any Holder of Registrable Securities that participates in the Exchange Offer who does not receive freely transferable Exchange Notes in exchange for tendered Registrable Securities, or (3) any Holder of Registrable Securities who validly tendered Registrable Securities pursuant to the Exchange Offer but which were not exchanged for the applicable Exchange Notes promptly after being accepted for exchange, the Company and the Guarantor shall use their commercially reasonable efforts to cause to be filed and become effective a Shelf Registration Statement providing for the sale of all the Registrable Securities of such series by the Holders thereof; provided that (1) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (2) the Company shall be under no obligation to file any such Shelf Registration Statement before they are obligated to file an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.

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In the event that the Company and the Guarantor are required to file a Shelf Registration Statement pursuant to clause (ii) of the immediately preceding paragraph, the Company and the Guarantor shall use their commercially reasonable efforts to file and cause to become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and, with respect to any Registrable Securities to which clause (ii) of the immediately preceding paragraph applies, a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of such Registrable Securities held by the Holders after completion of the Exchange Offer.

The Company and the Guarantor agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the New Notes covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantor further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantor agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c) The Company and the Guarantor shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00 % per annum. A Registration Default ends with respect to any New Notes when such New Notes cease to be Registrable Securities or, if earlier, (1) in the case

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of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer for such series is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the applicable Exchange Offer with respect to a series of Registrable Securities is consummated, any Holder who was, at the time such Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its New Notes for Exchange Notes in such Exchange Offer will not be entitled to receive any additional interest pursuant to the immediately preceding paragraph, and such New Notes will no longer constitute Registrable Securities hereunder.

Any amounts of additional interest due under this Section 2(d) will be payable in cash on the regular interest payment dates of the New Notes. The additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the New Notes, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year composed of twelve 30-day months, but it being understood that if the regular interest payment date of the New Notes is not a Business Day and the payment is made on the next succeeding Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360.

(e) The Company shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company or any of its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines that such disclosure is not in the best interest of the Company and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

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(f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek to specifically enforce the Company’s and the Guarantor’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall use commercially reasonable efforts to:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company and the Guarantor, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Notes;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company and the Guarantor with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to the Initial Purchasers (if any Registrable Securities held by the Initial Purchasers are included in the Shelf Registration Statement), to counsel for such Participating Holders, to counsel for the Initial Purchasers and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

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(v) register or qualify the Registrable Securities under all applicable statesecurities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company’s reasonable control that may be reasonably necessary to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;

(vi) notify counsel for the Initial Purchasers (it being understood that for purposes of this Agreement, such references to such counsel shall mean counsel on the date of this Agreement unless the Initial Purchasers notify the Company in writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Company has been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

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(vii) notify counsel for the Initial Purchasers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(viii) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(ix) in the case of a Shelf Registration, furnish to each Participating Holder,without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(x) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(xi) upon the occurrence of any event contemplated by Section 3(a)(vi)(4) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that the Company and the Guarantor shall not be required to take any action pursuant to this Section 3(a)(xi) during any suspension period pursuant to Sections 2(e) or 3(d).

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(xii) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xiii) obtain a CUSIP number for all Exchange Notes of each series or Registrable Securities of each series that are registered on a Shelf Registration Statement, as the case may be, not later than the initial effective date of a Registration Statement;

(xiv) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company and the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a

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Shelf Registration Statement and customary due diligence related to the offering and sale of Registrable Securities thereunder, subject to such parties conducting such investigation entering into confidentiality agreements as the Company or the Guarantor may reasonably require and to any applicable privilege;

(xvi) [Reserved];

(xvii) if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xviii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) provided that the Participating Holders’ representations and warranties are of the substance and scope as are customarily made by selling security holders to underwriters in underwritten offerings, to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested pursuant to the applicable underwriting agreement, (2) obtain opinions of counsel to the Company and the Guarantor (which opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriter of Registrable Securities, in customary form and subject to customary limitations, assumptions and exclusions and covering the matters customarily covered in opinions requested in underwritten offerings, provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling security holders by underwriters in underwritten offerings, in connection with an Underwritten Offering (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants and independent reserve engineers of the Company and the Guarantor (and, if necessary, any other registered public accountant or reserve engineer of any subsidiary of the Company or the Guarantor, or of any business acquired by the Company or the Guarantor for which financial statements and financial data or reserve information and production data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information, reserve

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information and production data contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require, as a condition to include such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company and the Guarantor may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(a)(vi)(2) or Section 3(a)(vi)(4) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(xi) hereof and, if so directed by the Company and the Guarantor, such Participating Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company and the Guarantor shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness thereof during the period of suspension, and the Company and the Guarantor shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary, provided that no such extension shall be made in the case where such suspension is solely a result of the Company’s compliance with Section 3(d) or any other suspension at the request of a Holder. Any such suspensions shall not exceed (i) two occasions of 30 consecutive days for each suspension or (ii) 90 days at any time in any 12-month period.

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(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.

(f) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in an Exchange Offer in exchange for New Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantor agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof) if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantor further agree that, subject to Section 3(c) hereof, Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company, the Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

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5. Indemnification and Contribution.

(a) The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Initial Purchaser and each Holder, their respective directors, officers and employees, each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act (any of the foregoing, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company and the Guarantor in writing through J.P. Morgan Securities or any selling Holder, respectively, expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company, the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act and such Initial Purchaser’s respective directors, officers and employees, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, the Indemnified Person shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person

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shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering of the New Notes and the Exchange Notes, on the one hand, and by the Holders from

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receiving New Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the New Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder or any affiliate of any Initial Purchaser, or by or on behalf of the Company or the Guarantor or the officers or directors of or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that they have not entered into, or on or after the date of this Agreement will enter into, any agreement that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement.

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(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company and the Guarantor under this Agreement as it may apply or be enforced by such particular Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, any courier guaranteeing overnight delivery or via email (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c); (ii) if to the Company and the Guarantor, initially at the applicable address set forth in the Purchase Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c); (iii) if to an Initial Purchaser, initially at such Initial Purchaser’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iv) to such other Persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if emailed; on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d) [Reserved].

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

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(f) Third Party Beneficiaries. The Trustee and each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), will have the same effect as physical delivery of the paper document bearing the original signature.

(h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

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7. Guarantor’s Obligations. To the extent the Guarantee of the Registrable Securities is terminated in accordance with the terms of such Guarantee, the Exchange Notes shall not be guaranteed by the Guarantor, the Exchange Offer and registration requirements with respect thereto shall be the sole obligation of the Company, and the Guarantor shall automatically be released from all obligations hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APA CORPORATION

By:
Name:
Title:

APACHE CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several
Initial Purchasers

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]